ABERDEEN STANDARD SILVER ETF TRUST 8-K

EXHIBIT 4.1

Execution Version

SECOND AMENDMENT TO THE

DEPOSITARY TRUST AGREEMENT

OF

ABERDEEN STANDARD SILVER ETF TRUST

This Second Amendment to the Depositary Trust Agreement of the Aberdeen Standard Silver ETF Trust (formerly, ETFS Silver Trust), a New York common law trust (the “Trust”), dated as of March 8, 2022 (this “Amendment”), is made by and between abrdn ETFs Sponsor LLC (formerly, Aberdeen Standard Investments ETFs Sponsor LLC and ETF Securities USA LLC), a Delaware limited liability company, as sponsor of the Trust (the “Sponsor”), and The Bank of New York Mellon, a New York banking corporation, as the trustee of the Trust (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Sponsor and the Trustee entered into the Depositary Trust Agreement, dated as of July 20, 2009, which created the Trust and which was amended effective as of October 1, 2018 (the “Agreement”); and

WHEREAS, pursuant to Section 6.1 of the Agreement, the Sponsor and the Trustee desire to amend the Agreement, effective as of March 31, 2022, so as to change the names of the Trust and the shares issuable by the Trust as follows:

Current Name	New Name
Aberdeen Standard Silver ETF Trust	abrdn Silver ETF Trust
Aberdeen Standard Physical Silver Shares ETF	abrdn Physical Silver Shares ETF

; and to reflect the change in the name of the Sponsor from “Aberdeen Standard Investments ETFs Sponsor LLC” to “abrdn ETFs Sponsor LLC”.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

1.	(a) Amendment to the Preamble. The first and second recitals of the Agreement are hereby deleted in their entirety and replaced with the following:

WHEREAS the Sponsor desires to establish a trust to be known as the “abrdn Silver ETF Trust”, pursuant to the laws of the State of New York; and

WHEREAS the Sponsor desires to establish the terms on which Silver (as herein defined) may be deposited in the trust and provide for the creation of abrdn Physical Silver Shares ETF in Baskets (as herein defined) representing fractional undivided interests in the net assets of the trust and the execution and delivery of the Certificates (as herein defined) evidencing the abrdn Physical Silver Shares ETF; and

(b)          Amendment to Section 1.1 of the Agreement. The defined terms for “Corporate Trust Office,” “Shares,” “Sponsor” and “Trust” in Section 1.1 of the Agreement are hereby deleted in their entirety and replaced with the following:

“Corporate Trust Office” means the office of the Trustee at which its depositary receipt business is administered which is located at 240 Greenwich Street, New York, New York 10286.

“Shares” means abrdn Physical Silver Shares ETF created under this Agreement, each representing a fractional undivided ownership interest in the net assets of the Trust, which interest shall equal a fraction, the numerator of which is 1 and the denominator of which is the total number of Shares outstanding.

“Sponsor” means abrdn ETFs Sponsor LLC, a Delaware limited liability company, or its successor.

“Trust” means the abrdn Silver ETF Trust, the trust entity created by this Agreement.

(c)          Amendment to Section 2.1(a) of the Agreement. The last sentence of Section 2.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

The trust created by this Agreement shall be known as the “abrdn Silver ETF Trust.”

(d)         Amendment to Section 7.5 of the Agreement. Section 7.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 7.5 Notices.

(a) All notices given under this Agreement must be in writing.

(b) Any and all notices to be given to the Trustee or the Sponsor shall be deemed to have been duly given (i) when it is actually delivered by a messenger or recognized courier service, (ii) five days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of an email transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address set forth below:

To the Trustee:

The Bank of New York Mellon

240 Greenwich Street

8th Floor

New York, New York 10286

Attention: ETF Services

Telephone: (212) 815-2698

Email: etfcsm@bnymellon.com

or any other place to which the Trustee may have transferred its Corporate Trust Office with notice to the Sponsor.

To the Sponsor:

arbdn ETFs Sponsor LLC

c/o abrdn  Inc.

1900 Market Street, Suite 200

Philadelphia, PA 19103

Attention: Product Governance

Email: ProductGovernanceUS@abrdn.com

With a copy to:

abrdn ETFs Sponsor LLC

c/o abrdn  Inc.

712 Fifth Avenue, 49th Floor

New York, NY 10019

Attention: Adam Rezak

Email: adam.rezak@abrdn.com

or any other place to which the Sponsor may have transferred its principal office with notice to the Trustee.

(c) Any and all notices to be given to a Registered Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid or (iii) when sent by facsimile or e-mail transmission confirmed by letter, in each case at or to the address of such Registered Owner as it appears on the transfer books of the Trustee, or, if such Registered Owner shall have filed with the Trustee a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request, provided that, if the Registered Owner is DTC, notices may be given to the Registered Owner in any manner consistent with the rules of DTC as they may exist from time to time. Notices to Beneficial Owners shall be delivered to Authorized Participants and DTC Participants designated by DTC or any successor Depository.

(e)         Amendment to Section 7.6 of the Agreement. The reference to “Katten Muchin Rosenman LLP, located at 575 Madison Avenue, New York, New York 10022” in Section 7.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

Dechert LLP, located at Three Bryant Park, 1095 6th Ave, New York, New York 10036

(f)        Amendments to Exhibit A of the Agreement.

(i)           The last two sentences of the first paragraph which follows the caption for the form of Certificates evidencing Shares set forth in Exhibit A of the Agreement are hereby deleted in their entirety and replaced with the following:

The Trustee’s Corporate Trust Office and the Trustee’s principal executive office are each located at 240 Greenwich Street, New York, New York 10286.

(ii)          The last sentence set forth in Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

THE TRUSTEE’S CORPORATE TRUST OFFICE ADDRESS IS

240 GREENWICH STREET, NEW YORK, NEW YORK 10286.

(g)	Amendment to Textual References in the Agreement.

(i)         All other references to “Aberdeen Standard Silver ETF Trust” in the Agreement are hereby deleted and replaced with “abrdn Silver ETF Trust.”

(ii)        All other references to “Aberdeen Standard Physical Silver Shares ETF” in the Agreement are hereby deleted and replaced with “abrdn Physical Silver Shares ETF.”

(iii)        All other references to “Aberdeen Standard Investments ETFs Sponsor LLC” in the Agreement are hereby deleted and replaced with “abrdn ETFs Sponsor LLC.”

2.       In accordance with Section 6.1 of the Agreement, the Sponsor hereby certifies to the Trustee that the amendments contemplated by this Amendment do not impose or increase any fees or charges relating to the Trust and do not otherwise prejudice any substantial existing right of the Registered Owners.

3.       The amendments contemplated by this Amendment shall, upon execution of this Amendment by the Sponsor and the Trustee, be effective as of March 31, 2022, and no further action shall be required to make such amendments effective.

4.       Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

5.       This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, the internal substantive laws (but not the choice of law rules) of the State of New York.

6.       Except as otherwise specified in this Amendment, or as the context may otherwise require, capitalized terms shall have the meaning ascribed to them in the Agreement.

7.       This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile and electronic counterpart signatures shall be acceptable and binding.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

abrdn ETFs Sponsor LLC

(formerly, Aberdeen Standard Investments ETFs Sponsor LLC),

as Sponsor

/s/ Lucia Sitar

Name: Lucia Sitar

Title: Vice President

The Bank of New York Mellon,

as Trustee

/s/ Jeffrey McCarthy

Name: Jeffrey McCarthy

Title: Managing Director

[Signature Page to Second Amendment to Depositary Trust Agreement]